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                                                                    Exhibit 10.2

                                      NOTE
                        (Secured by Security Agreement)

Date:      October 2, 2001

Maker:     North American Technologies Group, Inc., a Delaware corporation

             MAKER'S MAILING ADDRESS:          14315 W. HARDY ROAD
                              Houston, TX  77060

Payee:     Avalanche Resources, Ltd., a Texas limited partnership

Place for Payment (including county):      1601 Elm Street, Suite 3300
                                           Dallas, Texas  75201
                                           Dallas County

Principal Amount:  $500,000.00

Annual Interest Rate on Unpaid Principal from Date:  Zero

Annual Interest Rate on Matured, Unpaid Amounts:  12%

Terms of Payment:

     Concurrently with Maker's execution of this note Maker and Payee have executed a Securities Purchase Agreement relating to Payee's purchase of the Purchased Shares (as defined in the Securities Purchase Agreement) from Maker.

     The principal of this note is payable on January 31, 2002. Maker may pay this note prior to January 31, 2002 only if Maker concurrently with such prepayment issues the Purchased Shares to Payee pursuant to the Securities Purchase Agreement. This note may also be cancelled in accordance with Section 6(a) of the Securities Purchase Agreement.

     Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by January 31, 2002.

Security for Payment

     A Security Interest Created and Granted in the following Security
Agreement:
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     Date: October 2, 2001

     Debtor:       Maker

     Secured Party: Payee

     Collateral:   As set forth in the Security Agreement

Additional Provisions:

     If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

     If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorneys fees and court costs, in addition to other amounts due. Reasonable attorneys fees shall be 5% of all amounts due unless either party pleads otherwise.

     Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     This note shall be governed and construed in accordance with the laws of Texas.

     When the context requires, singular nouns and pronouns include the plural.


                                      NORTH AMERICAN TECHNOLOGIES GROUP, INC.



                                      By:   /s/
                                          -----------------------------------
                                          Henry W. Sullivan, President and Chief
                                          Executive Officer